                                MERGER AGREEMENT

        This Agreement and Plan of Merger ("Agreement") is entered into by and among NUELECTRIC, Inc., a Delaware corporation ("NUELECTRIC"), Zorax, Inc., a
Florida corporation ("ZORAX"), and UTEK Corporation, a Delaware corporation
("UTEK").

        WHEREAS, UTEK is the majority shareholder of ZORAX; and

        WHEREAS, ZORAX has the exclusive license to manufacture and market products using the Cryptosporidium and Giardia extraction processes ("Invention")
invented by Dr. C. J. Shiff and T. K. Graczyk and covered by the patent application pending US Serial # 09/006,999 ("Patent Application") listed in
Exhibit A; and

        WHEREAS, ZORAX has executed and fully funded a Sponsored Research
Agreement (Sponsored Research) with the John Hopkins University (UNIVERSITY)
listed in Exhibit B; and

        WHEREAS, the parties desire to provide for the terms and conditions upon which ZORAX will merge into NUELECTRIC in a statutory merger ("Merger") in accordance with Corporation Law of Florida ("Florida Act") and Corporation Law
of Delaware ("Delaware Act"), upon consummation of which the assets and business of ZORAX will be owned by NUELECTRIC, and all issued and outstanding shares of capital stock of ZORAX will be exchanged for common stock of NUELECTRIC; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368 (a)(1)(A)
of the Internal Revenue Code of 1986, as amended ("Code").

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                     MERGER

1.01    The Merger

(a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, ZORAX shall be merged with and into
NUELECTRIC in accordance with the provisions of this Agreement and the Florida
Act and Delaware Act; the separate corporate existence of ZORAX shall cease; and
NUELECTRIC shall continue as the surviving corporation ("Surviving
Corporation"). The constituent corporations ("Constituent Corporations") to the
Merger are NUELECTRIC and ZORAX. The name of the Surviving Corporation,
NUELECTRIC, Inc., shall not be changed by reason of the Merger.

(b) Effective Time. The Merger shall become effective ("Effective Time") upon the execution of this Agreement. Immediately following the execution of this
Agreement NUELECTRIC will file a Certificate of Merger ("Certificate of Merger")
with the Secretary of State of the State of Florida and State of Delaware.

(c) Appointment of Service Agent. NUELECTRIC hereby irrevocably appoints the
Secretary of State of the State of Florida as its agent to accept process in
Florida in any proceeding for the enforcement of any obligation of nay
Constituent Corporation in Florida as well as for the enforcement of any obligation of the Surviving Corporation arising from or by reason of the Merger.
NUELECTRIC designates that all such process received by the Secretary of State of Florida shall be sent to NUELECTRIC at 624 East Tarpon Avenue, Tarpon
Springs, Florida 34689.

(d) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations and all property, real, personal and mixed, shall be vested in the Surviving
Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities and claims of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities and claims had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any
Constituent Corporations shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

1.02  Conversion of Stock.  At the  Effective  Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent
Corporations:

     (i)  All of the 1,000,000 shares of ZORAX that are issued and outstanding at the Effective Time shall be converted into 600,000 unregistered shares of common stock of the Surviving Corporation issued which by agreement of the shareholders of ZORAX shall be issued to UTEK and to
          Johns Hopkins University as they mutually agree; and

     (ii) Each share of common stock of NUELECTRIC issued and outstanding at the
          Effective Time shall remain issued and outstanding as one share of common stock of the Surviving Corporation.

1.03  Effect of Merger.

(a) Shareholders Rights in ZORAX Cease. At and after the Effective Time, the holder of each certificate of common stock of ZORAX shall cease to have any rights as a shareholder of ZORAX. All dividends or other distributions with respect to ZORAX common stock prior to the Effective Time shall be payable to the shareholders of ZORAX without interest upon surrender of certificates representing ZORAX common stock.

(b) Closure of ZORAX Stock Records. From and after the Effective Time, the stock transfer books of ZORAX shall be closed, and there shall be no further registration of stock transfers on the records of ZORAX.

1.04  Certificate of Incorporation of the Surviving Corporation. The certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Merger, except that the name of the Surviving Corporation is being changed to NUELECTRIC, Inc.

1.05  Bylaws of the Surviving Corporation. The Bylaws of the Surviving
Corporation shall not be changed by reason of the Merger.

1.06  Directors of the Surviving Corporation. The directors of the Surviving
Corporation immediately after the Effective Time shall be the persons named in
Exhibit B until each of their respective successors is duly elected and qualified.

1.07  Officers of the Surviving Corporation. The officers of the Surviving
Corporation immediately after the Effective Time shall be the persons named in
Exhibit B until each of their respective successors is duly elected and qualified.

1.08  Closing. The Closing of the Merger shall take place at the offices of Sam
Reiber, 601 East Twiggs Street, Suite 200, Tampa, Florida, 33602, September 21,
2000, or at some other mutually agreed location ("Closing Date").

                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

2.01  General Representations and Warranties of UTEK.  UTEK represents and warrants to NUELECTRIC that the facts set forth below are true and correct:

(a) Organization. ZORAX is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and that ZORAX has the requisite power and authority to conduct its business.

(b) Authorization. The execution of this Agreement and the consummation of the
Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of ZORAX; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and ZORAX has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(c) Capitalization. The authorized capital of ZORAX consists of 1,000,000 shares of common stock, par value $.00 per share; at the date hereof, 910,000 share of common stock were issued and outstanding and owned by UTEK, and 90,000 shares are owned by Johns Hopkins University and no shares were held in its treasury.
All issued and outstanding shares of common stock of ZORAX have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreement requiring it to issue any shares of ZORAX's common stock to anyone for nay reason whatsoever.

(d) Binding Effect. The execution, delivery, performance and consummation of the
Merger and the transactions contemplated hereby will not violate any obligation to which ZORAX is a party and will not create a default hereunder; and the
Agreement constitutes a legal, valid and binding obligation of ZORAX, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to the knowledge of ZORAX or UTEK threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patent Applications, the
License, or the results of the operations of ZORAX.

(f) No Conflicting Agreements.  Neither the execution and delivery of the
Agreement nor the fulfillment of or compliance by ZORAX with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of,
ZORAX's corporate charter or bylaws, the Patent Applications, the License (as defined below) or any agreement , contract, instrument, order, judgment or decree to which ZORAX is a party or by which ZORAX or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects its assets or business.

(g) Consents.  No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution anD delivery of the
Agreement by ZORAX or the performance of the obligations of ZORAX hereunder or under any other agreement to which ZORAX is a party; and the consummation of the transactions contemplated by the Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent Applications, the License, or any other material right, privilege, license or agreement relating to ZORAX or its assets or business.

(h) Title to Assets. ZORAX has good and marketable title to its assets (tangible and intangible) free and clear of all liens, claims, charges, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

(i) The Patent Applications and the License.

     (1) To the knowledge of UTEK and ZORAX; the Patent Application which is pending is being prosecuted in good faith with diligence.

     (2) The Invention is owned by Johns Hopkins University, a Corporation of the State of Maryland ("UNIVERSITY").  The UNIVERSITY has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patents and Patent Applications with respect to the Invention listed in Exhibit C hereto; and

     (3) Dr. C. J. Shiff and T. K. Graczyk are the only Inventors of the
     Invention; and have assigned all their rights in the Invention to
     UNIVERSITY; and

     (4) The Exclusive License Agreement ("License") date March 28, 2000 a final copy has been provided to NUELECTRIC by and between ZORAX and the
     Foundation, covering the Invention when executed will be legal, valid, binding and enforceable in accordance with its terms, and

     (5) All of the tangible assets of ZORAX have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear; and

(j) Liabilities of ZORAX. ZORAX has no assets, no liabilities of any kind, character or description except those created by the License and Sponsored
Research Agreements with UNIVERSITY, final copies of which have been provided to
NUELECTRIC (Exhibit B).

(k) Financial Statement. The unaudited financial statements of ZORAX attached as
(Exhibit C) present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operation. ZORAX has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of ZORAX except as specifically set forth in the ZORAX financial statements and Licensing and
Sponsored Research Agreements with UNIVERSITY.

(l) Taxes. All returns, reports, statements and other similar filings required to be filed by ZORAX with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of ZORAX for taxes for the period, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from ZORAX by any taxing authority, have been properly paid, except to the extent reflected on Schedule 2.01 (m) where ZORAX has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. ZORAX has not received any notice of assessment or proposed assessment in connection with any tax returns. ZORAX has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other that any lien which arises by operation of law for current taxes no yet due an payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. ZORAX has made all deposits required by law to be made with respect to employees'
withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon ZORAX.

(m) Absence of Certain Changes or Events. ZORAX has not, and without the written consent of NUELECTRIC, it will not have;

     (i)  Sold, encumbered, assigned or transferred any of its material assets or its interest in the Patent Applications, the License or any other material asset; or

     (ii) Amended or terminated the License; or

     (iii) Suffered any material damage, destruction or loss; or

     (iv) Made any commitments or agreements for capital expenditures or otherwise; or

     (v)  Entered into any transaction or made any commitment not disclosed to
          NUELECTRIC; or

(n) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to NUELECTRIC and such agreements are in full force and effect without amendment. In addition:

          (i)  There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other
               agreements and instruments relating to the borrowing of money by or any extension of credit to ZORAX ; and

          (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which ZORAX is bound;

          (iii)The complete final drafts of the License Agreement, and Patent
               Applications and Sponsored Research Agreement with all schedules, exhibits and amendments relating thereto have been provided to
               NUELECTRIC; and

          (iv) There are no outstanding licenses to or from others of any intellectual property and trade names; and

          (v)  There are not outstanding contracts or commitments to sell, lease or otherwise dispose of any of ZORAX's property; and

(o) Compliance with Laws. ZORAX is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations. ZORAX owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect and ZORAX is in full compliance therewith.

(p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of nay kind or character, or any governmental investigation pending or threatened against ZORAX of the Patents, the Patent
Applications, the License or the Research Agreement affecting its assets or business. There are no pending or threatened actions or proceedings before any court, arbitrator administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

(q) Employees. ZORAX has no employees. ZORAX is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any of the employees.

(r) Employee Benefit Plans. There are no employee benefit plans in effect, and there are no outstanding or unfunded liabilities to employees of ZORAX.

(s) Books and Records. The books and records of ZORAX are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business, financial condition and liabilities.

(t) No Broker's Fees. Neither UTEK nor ZORAX has incurred any finder's, broker's, investment banking, financial, advisory or other similar fees or obligations.

(u) Full Disclosure. All representations or warranties of UTEK and ZORAX are true, correct and complete in all material respects to the best of our knowledge on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date.

2.02 General Representations and Warranties of NUELECTRIC. NUELECTRIC represents and warrants to UTEK and ZORAX that the facts set forth are true and correct.

(a) Organization. NUELECTRIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

(b) Authorization. The execution of this Agreement and the consummation of the
Merger and the other transactions contemplated hereby have been duly authorized by the Board of directors and shareholders of NUELECTRIC; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder, and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(c) Capitalization. The authorized capital of NUELECTRIC consists of 50,000,000 shares of common stock, par value $.001 per share; and at the Effective Time of the Merger, up to 4,712,855 shares of its common stock will be issued and outstanding immediately after the Effective Time. All issued and outstanding shares of common stock of NUELECTRIC have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any person or any applicable laws. There will be no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of NUELECTRIC common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever immediately after the Effective Time.

(d) Binding Effect. The execution, delivery, performance and consummation of the
Merger and the transactions contemplated hereby will not violate any obligation to which NUELECTRIC is a party and will not create a default hereunder, and this
Agreement constitutes a legal, valid and binding obligation of NUELECTRIC, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the
Merger of the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of NUELECTRIC.

(f) No Conflicting Agreements. Neither the execution and delivery of the
Agreement nor the fulfillment of or compliance by NUELECTRIC with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of thes assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

(g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of NUELECTRIC hereunder or under any other agreement to which NUELECTRIC is a party; and the consummation of the transactions contemplated by thIS Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent
Applications, the License, or any other material right, privilege, license or agreement relating to NUELECTRIC or its assets or business.

(h) Title to its Assets. NUELECTRIC has good and marketable title to its assets
(tangible and intangible) free and clear of all charges, claims, liens, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

(i) Condition of Tangible Assets. All of its tangible assets have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

(j) Financial Statements. The unaudited financial statements of NUELECTRIC attached as Exhibit D present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operation.
NUELECTRIC has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of NUELECTRIC except as specifically set forth in the NUELECTRIC financial statements.

(k) Taxes. All returns, reports, statements and other similar filings required to be filed by NUELECTRIC with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of
NUELECTRIC for taxes for the periods, property or events covered thereby; and
all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from NUELECTRIC by any taxing authority, have been properly paid, except to the extent reflected Exhibit E where NUELECTRIC has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. NUELECTRIC has not received any notice of assessment or proposed assessment in connection with any tax returns. NUELECTRIC has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens
(other that any lien which arises by operation of law for current taxes no yet due an payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. NUELECTRIC has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon NUELECTRIC.

(l) Absence of Certain Changes or Events. NUELECTRIC has not, and without the written consent of Zorax, it will not have;

          (i)  Sold encumbered, assigned or transferred any of its material for less than fair consideration; or

          (ii) Amended or terminated any material agreement; or

          (iii) Suffered any material damage, destruction or loss; or

          (iv) Received notice or had knowledge of any material adverse effect on its material assets; or

          (v)  Made any commitments or agreements for capital expenditures; or

          (vi) Entered into any transaction other than in the ordinary course of business consistent with past practice; or

          (vii) Agreed to take any of the actions set forth in this paragraph.

(m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following  types, whether written or oral to which it is a party or is bound, has been provided to ZORAX:

          (i)  All material promissory notes, mortgages, indentures, deed of trust security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

          (ii) All material operating agreements and lease agreements; and

          (iii)All material licenses to or from others of any intellectual property and trade names.

(n) Compliance with Laws. NUELECTR1C is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. NUElECTRIC owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

(o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character or any governmental investigation pending or threatened against it affecting its assets or business.
There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

(p) Employees. NUELECTRIC has three employees. NUELECTRIC has no written agreements with its employees.

(q) Employee Benefit Plans and Arrangements. There are no employee benefit plans in effect, and there are no unfunded liabilities to employees.

(r) Books and Records. Ihe books and records of NUELECTRIC are complete and accurate in al1 material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business and financial condition.

(s) No Broker's Fees. NUELECTRIC has incurred no finder's, broker's, investment banking, financial, advisory or other similar fee.

(t) Full Disclosure. All representations or warranties of NUELECTRIC are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by it herein or in the exhibits hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

2.03. Investment Representations of UTEK. UTEK represents and warrants to
NUELECTRIC that:

(a) General. It has such knowledge and experience in financial and business c
Merger Agreement 10 matters as to be capable ot evaluating the risks and merits of an investment in the shares (KShares"} or common stock of NUELECTRIC pursuant to the Merger, It is able tC' bear the economic risk of the investment in the
Shares, including the risk of a total loss of the investment in the Shares. The acquisition of the Shares is for Its own account and is for investment. Except a permitted by law, it has a no present intention of sellIng, tr,ansferring or otherwise disposing in any way of all or any portion of the shares. All il'1lformation that it has supplied to NUELECTRIC is true and correct. It has conducted all inlvestigations and due diligence concerning NUELECTRIC which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of NUELECTRIC concerning the Shares and the business and financial condition of and prospects for NUELECTRIC, and the officers and directors
NUELECTRIC have adequately answered all questions asked and made all relevant information available to them.

(b) Stocks Transfer Restrictions. There will be a 24-month stock transfer restrictions on the shares issued by NUELECTRIC in connection with this
Agreement.

                                  ARTICLE III
                         TRANSACTIONS PRIOR TO CLOSING

3.01. Corporate Approvals: Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and shareholders and obtain approval thereof . Copies of corporate actions taken shall be provided to each party.

3.02 Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reaonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby.

3.04 Covenants. Except as permitted in writing, each party agrees that it will:

          (i)  Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Merger; and

          (ii) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Merger or the transactions contemplated hereby or upon the business, assets or results of operations; and

          (iii)Not modify its corporate structure, except as necessary  or advisable in order to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by law:

(a) Each party must obtain the approval of its Board of Directors and shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

(b) Each party shall obtain all requisite licenses, permits, consents, authorizations and approva1s required to complete the Merger and the transactions contemplated hereby; and

(c) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Merger or the transactions contemplated hereby shall not be consummated; and

(d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

(e) The Patent Applications have been prosecuted in good faith with reasonable diligence.

(f) The License Agreement is valid and in full force and effect without any default therein.

                                    ARTICLE V
                                 INDEMNIFICATION

(a} By UTEK. UTEK agrees to indemnify, defend and hold harmless NUELECTRIC and its shareholders, directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the
(i) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of UTEK contained in this Agreement or in any document delivered by UTEK or ZORAX to
NUELECTRIC pursuant hereto: and [ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing. The liability of UTEK hereunder shall be satisfied by the return to NUELECTRIC of shares of
NUELECTRIC common stock issued pursuant hereto.

(b) By NUELECTRIC. NUELECTRIC agrees to indemnify, defend and hold harmless
UTEK and its shareholders, officers, directors, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of: (i) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonfulfillment of any agreement or covenant of NUELECTRIC contained in this Agreement or in any document delivered by it to
UTEK pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

(c} Costs. The indemnification rights and obligations of a party hereto shall include the right to receive and the duty to pay and reimburse the indemnified party a11 its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

(d} Survival of Representations and Warranties.

     (1) The representations and warranties made by UTEK shall survive for a period of one year after Closing and thereafter all such representation and warranties shall be extinguished, except with respect to claims5 then pending for which specific notice has been given during such one year period.  UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by NUELECTRIC.

     (2) The representations and warranties made by NUELECTRIC shall survive for a period of one year after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such one year period.  NUELECTRIC shall have liability and responsibility for the surviving representations and warranties made to NUElECTRIC, notwithstanding any due diligence investigation or examination by UTEK.

(e) Limitations on Liability. Notwithstanding any other provision herein to the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of al1 amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

(f) Rights of Indemnitors. The indemnified party shall notify the indemnifying party of the assertion of commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within 15 days thereafter. The indemnified party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding; provided, however, the indemnified party shall at all times also have the right to participate fully therein. If the indemnifying party, within a reasonable time after receiving such notice, fails to participate, the indemnified party shall have the right, but shall not be obligated, to undertake the defense of the action. claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, the settlement shall be effective without the consent of both the indemnifying and indemnified parties, which consent shall not be reasonably withheld. The parties agree that any indemnified party may join any indemnifying party in any action.
claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified party pursuant to this
Agreement.

(9) Additional Rights. Any right of indemnity of any party pursuant to this
Agreement shall be in addition to and shall not operate as a limitation on any other right Ito indemnity or such party pursuant to this Agreement, any document or instrument executed in connection with the consummation of the transaction contemplated hereby or otherwise.

                                   ARTICLE VI
                                    COVENANT

     NUELECTRIC will promptly provide financial statements to UTEK Corporation following the end of each fiscal quarter. This covenant will survive this Merger
Agreement and will continue as long as UTEK owns stock in NUELECTRIC.

                                  ARTICLE VII
                                  ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the rlght to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitration shall be conducted in Tampa, Florida, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators.  All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this
Agreement without the separate written consent or the other parties. This
Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construct in accordance with the laws of the State of
Florida. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto.
This Agreement may be amended only by a written document signed by the parties.
Notices or other communications required to be made in connection with this
Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 21st day of September 2000.

NUELECTRIC, INC.                               ZORAX, INC.

By: /s/Laurie C. Scala                         By: /s/ Uwe Reischl, President
    Laurie Scala, President                        Uwe Reischl, President

UTEK Corporation

By:/s/Clifford M. Gross
Clifford M. Gross
Chief Executive Officer